Exhibit (h)(4)(xix)

AMENDMENT NO. 18

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 18, effective as of August 19, 2022 (“Amendment No. 18”), to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), Equitable Financial Life Insurance Company, Equitable Investment Management Group, LLC and Equitable Distributors, LLC (collectively, the “Parties”).

WHEREAS, the Parties desire to update the Agreement to reflect the name changes set forth below, which were effective March 21, 2022:

Prior Name	Current Name
EQ/PIMCO Total Return Portfolio	EQ/PIMCO Total Return ESG Portfolio

EQ/ClearBridge Large Cap Growth Portfolio	EQ/ClearBridge Large Cap Growth ESG Portfolio

1290 VT SmartBeta Equity Portfolio	1290 VT SmartBeta Equity ESG Portfolio

WHEREAS, the Parties desire to update the Agreement effective as of August 19, 2022, to change the name of 1290 VT DoubleLine Dynamic Allocation Portfolio to Equitable Conservative Growth MF/ETF Portfolio;

NOW THEREFORE, the Parties agree to modify and amend the Agreement as follows:

Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust on behalf of which the Trust is entering into the Agreement, is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 18 as of the date first above set forth.

EQ ADVISORS TRUST		EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Kenneth Kozlowski
	Name: Brian Walsh		Name: Kenneth Kozlowski
	Title: Chief Financial Officer and Treasurer		Title: Signatory Officer

EQUITABLE DISTRIBUTORS, LLC		EQUITABLE INVESTMENT MANAGEMENT GROUP, LLC

By:	/s/ Nicholas B. Lane	By:	/s/ Michal Levy
	Name: Nicholas B. Lane		Name: Michal Levy
	Title: Chairman of the Board, President and Chief Executive Officer		Title: President and Chief Operating Officer

SCHEDULE B

AMENDMENT NO. 18

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Growth Allocation Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio (formerly, 1290 VT DoubleLine Dynamic Allocation Portfolio)

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio